Exhibit 10.2

Amendment Number One
To The
Biodesix, Inc.
2021 Senior Management Bonus to Equity Plan

Whereas, Biodesix, Inc., a Delaware corporation (the “Company”) heretofore has adopted and maintains the Biodesix, Inc. 2021 Senior Management Bonus to Equity Plan (the “Plan”), a subplan of the Biodesix, Inc. 2020 Equity Incentive Plan (the “Equity Incentive Plan”) to provide certain designated employees of the Company or its subsidiaries with the opportunity to receive a portion of their annual cash bonus in the form of a Nonstatutory Stock Option (as defined under the Equity Incentive Plan);

Whereas, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

Whereas, the Board desires to amend the Plan to provide for the cancellation of elections thereunder in the event the Company enters into, or announces its intention to enter into, an agreement that, if consummated, would constitute a Change in Control (as defined under the Equity Incentive Plan).

Now, therefore, be it Resolved, that the Plan hereby is amended, effective for Option Elections (as defined in the Plan) in respect of Bonus Year 2022 and subsequent Bonus Years, to insert a new Section 5(e), to read as follows:

e.
Cancellation of Option Election. Notwithstanding any other provision of the Plan to the contrary, an Option Election in respect of a Bonus Year shall be automatically cancelled and of no effect in the event that on or after the first day of a Bonus Year, but prior to the date on which Nonstatutory Stock Options in satisfaction of such Option Election have been granted, the Company enters into, or announces its intention to enter into, an agreement that, if consummated, would constitute a Change in Control (as defined under the Equity Incentive Plan) (the “Option Cancellation”). The Option Cancellation is irrevocable notwithstanding whether such Change in Control is effectuated and each Participant with respect to whom an Option Election is cancelled pursuant to such Option Cancellation shall again be entitled to receive 100% of such Participant’s annual cash bonus earned in such Bonus Year as if no Option Election had been made with respect thereto.